Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 1881 9th Street, Suite 110 Boulder, Colorado 80302-5148 o: 303.256.5900 f: 866.974.7329

July 22, 2024

ARCA biopharma, Inc.

10170 Church Ranch Way, Suite 100

Westminster, CO 80021

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 filed by ARCA biopharma, Inc. (the “Company”) with the Securities and Exchange Commission (File No. 333-279387) (such Registration Statement, as amended, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 3, 2024, by and among the Company, Atlas Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Atlas Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Second Merger Sub” and, together with First Merger Sub, “Merger Subs”), and Oruka Therapeutics, Inc., a Delaware corporation (“Oruka”) (the “Merger Agreement”).

We have examined such instruments, documents, certificates and records, and such questions of law, as we have considered necessary or appropriate for the basis of our opinions hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity and competency of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.  For purposes of the opinion set forth below, we have assumed that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the number of then unissued Shares.

Based upon the foregoing, and subject to the qualifications set forth below, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action on the Company’s part and, when issued and paid for in the manner described in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We do not express any opinion on any laws other than the General Corporation Law of the State of Delaware.

austin     beijing     boston     BOULDER     brussels     hong kong     london     los angeles     new york        palo alto
SALT LAKE CITY     san diego     san francisco     seattle     shanghai     washington, dc     wilmington, de

ARCA biopharma, Inc.

July 22, 2024

This opinion is furnished to the Company solely in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement, including the proxy statement/prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation